UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

Spark Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 772-7560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 14, 2016, Spark Therapeutics, Inc. (the “Company”) and The Children’s Hospital of Philadelphia Foundation (the “Selling Stockholder”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC acting as the representative of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 3,500,000 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The offering consists of 2,500,000 shares being sold by the Company (the “Company Shares”) and 1,000,000 shares being sold by the Selling Stockholder (the “Selling Stockholder Shares”). The offering price of the Underwritten Shares to the public is $45.00 per share, and the Underwriters have agreed to purchase the Underwritten Shares from the Company and the Selling Stockholder pursuant to the Underwriting Agreement at a price of $42.30 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of the Company Shares of approximately $105.8 million. The Company will not receive any proceeds from the sale of the Selling Stockholder Shares. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 525,000 shares of Common Stock (the “Option Shares” and together with the Underwritten Shares, the “Shares”) at the public offering price less the underwriting discounts and commissions.

The Underwritten Shares and any Option Shares will be issued pursuant to an automatically effective shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2016 (File No. 333-211993). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on June 20, 2016, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion with respect to the Shares. A copy of such opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

The full text of the press release announcing the pricing of the underwritten public offering on June 14, 2016 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 14, 2016, by and among Spark Therapeutics, Inc., The Children’s Hospital of Philadelphia Foundation and J.P. Morgan Securities LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

99.1	Press release issued June 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: June 15, 2016	By:	/s/ Joseph W. La Barge
Joseph W. La Barge
General Counsel and Head of Business Administration

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 14, 2016, by and among Spark Therapeutics, Inc., The Children’s Hospital of Philadelphia Foundation and J.P. Morgan Securities LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

99.1	Press release issued June 14, 2016